UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 9, 2018

Mellanox Technologies, Ltd.

(Exact name of Registrant as Specified in its Charter)

Israel	001-33299	98-0233400
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Beit Mellanox

Yokneam, Israel 2069200

(Address of Principal Executive Offices, including Zip Code)

+972-4-909-7200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 9, 2018, the Board of Directors (the “Board”) of Mellanox Technologies, Ltd. (the “Company”) appointed Eric Johnson, currently the Company’s V.P., Corporate Controller, to act as the Company’s interim principal financial and accounting officer, effective immediately.

Mr. Johnson, age 54, has more than three decades of professional financial experience, including over 10 years of public accounting experience at Ernst & Young LLP, and he has served as the Company’s V.P., Corporate Controller since June 2016. Prior to joining the Company, Mr. Johnson served as Corporate Controller of Audience, Inc., a mobile voice and audio processing company, from April 2014 to March 2016. From August 2011 to March 2014, Mr. Johnson served as Corporate Controller of Accuray, Inc., a radiation oncology company.

The Board and management of the Company, with the assistance of an executive search firm, are continuing to review and evaluate candidates to permanently fill the positions of chief financial officer and principal financial and accounting officer.

In addition, on July 9, 2018, the Company entered into an indemnification undertaking agreement with Mr. Johnson in the form previously approved for the Company’s officers and directors, which provides for the indemnification of Mr. Johnson by the Company for certain financial obligations and expenses related to acts or omissions of Mr. Johnson in his capacity as an officer of the Company.

Mr. Johnson has no relationships requiring disclosure under Item 404(a) of Regulation S-K and is not a party to any arrangement or understanding with any other person pursuant to which he was selected as an officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: July 11, 2018	MELLANOX TECHNOLOGIES, LTD.

	By:	/s/ Alinka Flaminia
	Name:	Alinka Flaminia
	Title:	Senior Vice President, General Counsel